UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):  November 20, 2014

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2014, Supreme Industries, Inc. (the “Company”) and Matthew Long, the Company’s Chief Financial Officer, entered into the Second Amendment (the “Second Amendment”) to the December 29, 2011 Letter Agreement between the Company and Mr. Long (the “Employment Agreement”).

The Second Amendment provides that the “change of control” provision under the Employment Agreement is extended from April 17, 2015 to April 17, 2016.  If there is a “change of control,” as defined in the Employment Agreement, or a change in the Company’s President prior to April 17, 2016 that directly results in the involuntary termination of Mr. Long’s employment, Mr. Long is to receive an amount equal to one year’s base salary as of the time of termination subject to Mr. Long’s executing a Termination, Severance and Release Agreement substantially in the form attached to the Employment Agreement.

The remainder of the terms of the Employment Agreement, as previously amended by the First Amendment to the December 29, 2011 Letter Agreement, remain in full force and effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: November 26, 2014	By:	/s/ Mark D. Weber
Mark D. Weber
Chief Executive Officer